Exhibit 10.2
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Employment Agreement is made and entered into as of the 1st day of January, 2006, by and among Midwest Banc Holdings, Inc. (the “Company”), Midwest Bank and Trust Company (the “Amendment”) (the “Bank” and together with the Company “Employer”) and James J. Giancola (“Executive”).
     WHEREAS, the Employer and the Executive entered into an Employment Agreement on September 28, 2004 (the “Agreement”); and
     WHEREAS, the Executive and the Employer desire to amend Section 3(f) of the Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Employer agree as follows:
1.	Amendment to Section 3.3(f). Section 3(f) of the Agreement is hereby amended to read as follows:

“Restricted Stock Award; Cancellation of Stock Option. As of January 1, 2006, in exchange for Executive’s surrender to the Company of an option to acquire 100,000 shares of common stock of the Company, the Company grants to Executive 29,316 restricted shares of common stock of the Company, subject to the restrictions and limitations established when the Compensation Committee of the Board of Directors of the Company approved restricted stock awards on June 28, 2005 for officers of the Company. The restricted stock granted under this Section shall be evidenced by a stock certificate and a restricted stock award agreement which will contain terms and restrictions not inconsistent with this Agreement and which will be subject to the terms and conditions of the Company’s Stock and Incentive Plan.”

2.	Effect of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed or construed to amend any other term or condition of this Agreement and all of the other terms and conditions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EXECUTIVE	EMPLOYER

/s/ James J. Giancola	Midwest Banc Holdings, Inc.

James J. Giancola
	By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph

	Its:	Senior Vice President and
Chief Financial Officer